INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of WPL Holdings, Inc. and Interstate Power Company, a Wisconsin Corporation, on Form S-4, Amendment No. 1, of our reports dated January 26, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Interstate Power Company, a Delaware Corporation, for the year ended
December 31, 1995 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


We also consent to the use in this Registration Statement of WPL Holdings, Inc. and Interstate Power Company, a Wisconsin Corporation, on Form S-4 of our report dated April 3, 1996 (relating to the balance sheet as of March 25, 1996 of Interstate Power Company, a Wisconsin Corporation), appearing in Annex S to this Joint Proxy Statement/Prospectus, which is part of this Registration Statement.




                                   Deloitte & Touche LLP




Davenport, Iowa
August 19, 1996